                                                              EXHIBIT (H)(5)(B)

                    AMENDMENT NO. 3 TO AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

   THIS AMENDMENT NO. 3 effective December 1, 2008 to the AMENDED AND RESTATED AGREEMENT ("Agreement"), made and entered into as of the __ day of __, 2007 by and among American General Life Insurance Company (hereinafter the "Company"), a Texas corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the "Fund").

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

   1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

   2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

         AMERICAN GENERAL LIFE INSURANCE COMPANY

         By:    ----------------------------------
         Name:  ----------------------------------
         Its:   ----------------------------------

         ATTEST:

         By:    ----------------------------------
         Name:  ----------------------------------
         Its:   ----------------------------------

         [Corporate Seal]

         VARIABLE INSURANCE PRODUCTS FUND,
         VARIABLE INSURANCE PRODUCTS FUND II
         VARIABLE INSURANCE PRODUCTS FUND III
         VARIABLE INSURANCE PRODUCTS FUND IV, and
         VARIABLE INSURANCE PRODUCTS FUND V

         By:     ----------------------------------
         Name:   ----------------------------------
         Their:  ----------------------------------

         FIDELITY DISTRIBUTORS CORPORATION

         By:     ----------------------------------
         Name:   ----------------------------------
         Title:  ----------------------------------
         Date:   ----------------------------------

                                  Schedule A

                  Separate Accounts and Associated Contracts

Name of Separate Account and                      Policy Form Numbers/Name of Contracts
Date Established by Board of Directors            Funded By Separate Account
--------------------------------------            ------------------------------------------

American General Life Insurance Company           91010 - Variety Plus VA
Separate Account D (November 19, 1973)            91011 - Variety Plus VA
                                                  93020 - Variety Plus VA
                                                  93021 - Variety Plus VA
                                                  98020 - Platinum Investor VA
                                                  03017 - Platinum Investor Immediate VA

American General Life Insurance Company           99616 - AG Legacy Plus VUL
Separate Account VL-R (May 6, 1997)               99301 - Corporate America VUL
                                                  97600 - Platinum Investor I VUL
                                                  97610 - Platinum Investor II VUL
                                                  00600 - Platinum Investor III VUL
                                                  04604 - Platinum Investor IV VUL
                                                  99206 - Platinum Investor Survivor VUL
                                                  01206 - Platinum Investor Survivor II VUL
                                                  02600 - Platinum Investor PLUS VUL
                                                  03601 - Platinum Investor FlexDirector VUL
                                                  05604 - Platinum Investor VIP VUL
                                                  99301 - AIG Corporate Investor VUL
                                                  07704 - AIG Income Advantage VUL
                                                  07921 - AIG Protection Advantage VUL
                                                  08704 - AIG Income Advantage Select
                                                  08921 - Survivor Advantage(SM) VUL
                                                  08301 - Corporate Investor Select(SM) VUL

American General Life Insurance Company           T1735A - EquiBuilder VUL
Separate Account VUL (July 22, 1987)

American General Life Insurance Company           T1735 - EquiBuilder II VUL
Separate Account VUL-2 (April 9, 1991)            T1735 - EquiBuilder III VUL

American General Life Insurance Company           T1575 - The Chairman VA
Separate Account VA-1 (May 22, 1996)              T1575Z - The Chairman VA

American General Life Insurance Company           98075 - American General Signature II
Separate Account VL-U LIS (October 19, 1998)      98070 - American General Signature II